Exhibit 10.1

Heather L. Cohen

EVP Human Resources

Conmed Corporation

525 French Road

Utica, New York 13502

Direct Dial (315) 624-3215

[DATE], 2015

[NAME]

[ADDRESS]

Re:	Change in Control Severance Agreement

Dear [NAME]:

Reference is made to the Change in Control Severance Agreement between you and CONMED Corporation (the “Company”) dated as of [DATE] (the “Agreement”). As you are aware, the Company expects to adopt a general severance plan in the future, the terms of which (and of your participation) will be determined by the Company’s Board of Directors (or Compensation Committee) in its sole discretion. As a condition to your potential eligibility to participate in any such plan, notwithstanding anything in your Agreement to the contrary, you hereby agree to terminate, effective as of the date set forth above, your Agreement, which will hereafter be of no further force or effect.

Sincerely,

Heather L. Cohen

Agreed and Accepted:

[NAME]

525 French Road, Utica, New York 13502 — 315-797-8375 — 800-765-8375